Exhibit 23















                  CONSENT OF INDEPENDENT ACCOUNTANTS








We consent to the incorporation by reference in the Registration Statements on Form S-3 (Files Nos. 33-26185, 33-55560 and 33-63412) and the Registration Statements on Form S-8 (Nos. 2-90419, 33-22125, 33-38714, 33-53573 and
33-58931) of Union Carbide Corporation of our report dated 30 April 1995 on our audits of the combined financial statements of Polimeri Europa as of and for the year ended 31 December 1994 which report is incorporated by reference in this report on form 8-K/A dated March 31, 1995.



                                                   COOPERS & LYBRAND s.a.s.







Milan, 25 May 1995






















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